Exhibit 5.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON	STEPHANIE J. SELIGMAN	51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000 GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) OF COUNSEL		DAVID C. BRYAN	MARTIN J.E. ARMS
HERBERT M. WACHTELL	JOHN F. SAVARESE			STEVEN A. COHEN	GREGORY E. OSTLING
BERNARD W. NUSSBAUM	SCOTT K. CHARLES			DEBORAH L. PAUL	DAVID B. ANDERS
LAWRENCE B. PEDOWITZ	DAVID S. NEILL			DAVID C. KARP	ADAM J. SHAPIRO
PAUL VIZCARRONDO, JR.	JODI J. SCHWARTZ			RICHARD K. KIM	NELSON O. FITTS
PETER C. HEIN	ADAM O. EMMERICH			JOSHUA R. CAMMAKER	JEREMY L. GOLDSTEIN
HAROLD S. NOVIKOFF	GEORGE T. CONWAY III			MARK GORDON	JOSHUA M. HOLMES
KENNETH B. FORREST	RALPH M. LEVENE			JOSEPH D. LARSON	DAVID E. SHAPIRO
MEYER G. KOPLOW	RICHARD G. MASON			LAWRENCE S. MAKOW	DAMIAN G. DIDDEN
THEODORE N. MIRVIS	MICHAEL J. SEGAL			JEANNEMARIE O’BRIEN	ANTE VUCIC
EDWARD D. HERLIHY	DAVID M. SILK			WAYNE M. CARLIN	IAN BOCZKO
DANIEL A. NEFF	ROBIN PANOVKA			STEPHEN R. DiPRIMA	MATTHEW M. GUEST
ERIC M. ROTH	DAVID A. KATZ			NICHOLAS G. DEMMO	DAVID E. KAHAN
ANDREW R. BROWNSTEIN	ILENE KNABLE GOTTS			IGOR KIRMAN	DAVID K. LAM
MICHAEL H. BYOWITZ	DAVID M. MURPHY			JONATHAN M. MOSES	BENJAMIN M. ROTH
PAUL K. ROWE	JEFFREY M. WINTNER			T. EIKO STANGE	JOSHUA A. FELTMAN
MARC WOLINSKY	TREVOR S. NORWITZ	WILLIAM T. ALLEN	ERIC S. ROBINSON	DAVID A. SCHWARTZ	ELAINE P. GOLIN
DAVID GRUENSTEIN	BEN M. GERMANA	PETER C. CANELLOS	PATRICIA A. ROBINSON*	JOHN F. LYNCH	EMIL A. KLEINHAUS
STEPHEN G. GELLMAN	ANDREW J. NUSSBAUM	DAVID M. EINHORN	LEONARD M. ROSEN	WILLIAM SAVITT	KARESSA L. CAIN
STEVEN A. ROSENBLUM	RACHELLE SILVERBERG	THEODORE GEWERTZ	MICHAEL W. SCHWARTZ	ERIC M. ROSOF
		RICHARD D. KATCHER	ELLIOTT V. STEIN
		THEODORE A. LEVINE	WARREN R. STERN
		DOUGLAS K. MAYER	PATRICIA A. VLAHAKIS
		ROBERT B. MAZUR	J. BRYAN WHITWORTH
		PHILIP MINDLIN	AMY R. WOLF
ROBERT M. MORGENTHAU

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL

		DAVID M. ADLERSTEIN	PAULA N. GORDON
		MICHELE J. ALEXANDER	NANCY B. GREENBAUM
		LOUIS J. BARASH	MAURA R. GROSSMAN
		DIANNA CHEN	MARK A. KOENIG
		ANDREW J.H. CHEUNG	J. AUSTIN LYONS
		PAMELA EHRENKRANZ	AMANDA N. PERSAUD
		KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER

December 10, 2012

AbbVie Inc.

1 North Waukegan Road

North Chicago, IL 60064

Re:          Registration Statement on Form S-1

We have acted as special counsel to AbbVie Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) relating to a total of 16,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of stock options or otherwise in connection with grants of equity-based awards under the AbbVie 2013 Incentive Stock Plan (the “Plan”) to be issued in connection with the distribution by Abbott Laboratories (“Abbott”) of all of the outstanding shares of the Common Stock to shareholders of Abbott (the “Distribution”).

In rendering this opinion, we have examined such corporate records and other documents (including the written document constituting the Plan, the Registration Statement and the Company’s certificate of incorporation and by-laws as currently in effect and amendments thereto as contemplated to be in effect at the time of the Distribution), and we have reviewed such matters of law, as we have deemed necessary or appropriate.  In rendering this opinion, we have, with the Company’s consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering this opinion we have, with the Company’s consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

December 10, 2012

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz